EXHIBIT 24

POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL 2012

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen O. Kaden and Kathleen M. Gibson, each of them, until December 31, 2012, their true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for them and in their name, place and stead, in any and all capacities, to sign Campbell Soup Company's Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended July 29, 2012, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

CAMPBELL SOUP COMPANY

Signature	Dated as of September 24, 2012

/s/ Edmund M. Carpenter	/s/ William D. Perez
Edmund M. Carpenter	William D. Perez

/s/ Paul R. Charron	/s/ Charles R. Perrin
Paul R. Charron	Charles R. Perrin

/s/ Bennett Dorrance	/s/ A. Barry Rand
Bennett Dorrance	A. Barry Rand

/s/ Lawrence C. Karlson	/s/ Nick Shreiber
Lawrence C. Karlson	Nick Shreiber

/s/ Randall W. Larrimore	/s/ Tracey T. Travis
Randall W. Larrimore	Tracey T. Travis

/s/ Mary Alice D. Malone	/s/ Archbold D. van Beuren
Mary Alice D. Malone	Archbold D. van Beuren

/s/ Sara Mathew	/s/ Les C. Vinney
Sara Mathew	Les C. Vinney

/s/ Denise M. Morrison	/s/ Charlotte C. Weber
Denise M. Morrison	Charlotte C. Weber